Exhibit 99.2

PRESS RELEASE

ENERGY TRANSFER PARTNERS, L.P.
ANNOUNCES CONFERENCE CALL TO DISCUSS RECORD
2004 FISCAL YEAR END RESULTS

Dallas, Texas – November 15, 2004 – Energy Transfer Partners, L.P. (NYSE:ETP) announced today that it has scheduled a conference call for 2:00 p.m. Central Time, Thursday, November 18, 2004, to discuss the results of the 2004 Fiscal Year ending August 31, 2004. The dial-in number is 800-230-1092; participant code: Energy Transfer Partners.

Energy Transfer Partners, L.P. is a publicly traded partnership owning and operating a diversified portfolio of energy assets. The Partnership’s natural gas operations include approximately 7,750 miles of natural gas gathering and transportation pipelines with an aggregate throughput capacity of 5.2 billion cubic feet of natural gas per day, with natural gas treating and processing assets located in Texas, Oklahoma, and Louisiana. The Partnership is the fourth largest retail marketer of propane in the United States, serving more that 650,000 customers from 310 customer service locations in 32 states extending from coast to coast, with concentration in the western, upper midwestern, northeastern, and southeastern regions of the United States.

The information contained in this press release is available on the Partnership’s website at www.energytransfer.com. For more information, please contact H. Michael Krimbill, President and Chief Financial Officer, at 918-492-7272.